Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement, Amendment No. 1 on Form S-4 of our report dated March 1, 2021 relating to the financial statements of HighCape Capital Acquisition Corp., which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
April 7, 2021